Exhibit 4.1

AMENDED AND RESTATED

RIGHTS AGREEMENT

_______________

HearUSA, Inc.

and

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

Rights Agent

_______________

Dated as of December 14, 1999

Amended and Restated as of July 11, 2002 and as of November 16, 2009

Exhibit A — Form of Amended Certificate of Designations for
                                Series H Junior Participating Preferred Stock
Exhibit B — Form of Right Certificate

AMENDED AND RESTATED RIGHTS AGREEMENT

This Amended and Restated Rights Agreement, dated as of December 14, 1999 and amended and restated as of  July 11, 2002, and as of November 16, 2009 (the “Rights Agreement”), is entered into between HearUSA, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on December 14, 1999, the Board of Directors of the Company declared a dividend of one right (a “Right”) for each share of Common Stock, par value $0.10 per share, of the Company outstanding at the close of business on December 31, 1999 (the “Record Date”), and authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date (whether originally issued or issued from the Company’s treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Right initially representing the right to purchase one one-hundredth of a share of Series H Junior Participating Preferred Stock of the Company upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Board of Directors determined that it was in the best interests of the Company and the holders of the Common Stock of the Company to amend the Rights Agreement in July 2002 to, among other things, give effect to the issuance of exchangeable shares (the “Exchangeable Shares”) in the capital of HEARx Canada Inc. (“Exchangeco”) pursuant to the terms of a Merger Agreement (the “Original Merger Agreement”) dated July 27, 2001 between the Company and Helix Hearing Care of America Corp. (“Helix”), and to the terms of the Amended and Restated Merger Agreement, made and executed as of November 6, 2001, between the Company and Helix (as further amended from time to time, the “Restated Merger Agreement”) and the consummation of the transactions contemplated by such agreements (the “Permitted Merger Events”);

WHEREAS, the Board of Directors has now determined that it is in the best interests of the Company and the holders of the Common Stock of the Company to further amend the Rights Agreement to extend its term another ten (10) years, to make provision for periodic reviews of this Rights Agreement, to include “Derivative Securities” in the calculation of Beneficial Ownership under this Rights Agreement, and otherwise to amend and update this Rights Agreement;

WHEREAS, Section 27 of the Rights Agreement as originally adopted provided that the Rights Agreement may be amended from time to time in any manner which the Company may deem necessary or desirable prior to a person becoming an Acquiring Person (as hereinafter defined); and

WHEREAS, the Company hereby amends and restates the Rights Agreement, as follows.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                      Certain Definitions.  For purposes of this Rights Agreement, the following terms have the meanings indicated:

(a)                 “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the Prior Written Approval of the Company or as a result of, and pursuant to the terms of, a Permitted Offer, shall be the Beneficial Owner (as hereinafter defined) of securities of the Company constituting an actual or equivalent interest equal to 15% or more of the Voting Power (as hereinafter defined) of the Company or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities constituting an actual or equivalent interest equal to 15% or more of the Voting Power of the Company, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement, (ii) any Person who or which, together with all Affiliates and Associates of such Person, the Board of

Directors determines in good faith has inadvertently become a Person who would otherwise be an “Acquiring Person” without any plan or intention to seek or affect control of the Company (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Voting Power that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its beneficial ownership of such Voting Power but had no actual knowledge of the consequences of becoming such a Beneficial Owner under this Rights Agreement), so long as such Person, individually or together with the Affiliates and Associates of such Person, promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company, or, in the case solely of Derivative Common Stock, such Person shall (x) terminate the subject derivative transaction or transactions or otherwise dispose of the subject derivative security or securities and (y) establish to the satisfaction of the Board of Directors of the Company that such Derivative Common Stock is no longer beneficially owned with any intention of obtaining, changing or influencing the control of the Company, so that such Person, together with all Affiliates and Associates of such Person, would not otherwise be an “Acquiring Person”, or (iii) the holder of the Special Voting Stock pursuant to the Voting and Exchange Trust Agreement (as hereinafter defined).  If any Person may avoid being an “Acquiring Person” by divesting shares of Common Stock as described in the preceding sentence, then such Person shall not be considered to become an “Acquiring Person” until the date that the Board of Directors determines in good faith that such divestiture has not occurred as promptly as practicable.  Notwithstanding the foregoing or anything else contained in this Rights Agreement, no Person shall become an “Acquiring Person” as a result of the Permitted Merger Events or an acquisition of voting securities of the Company by the Company which, by reducing the amount of such securities outstanding, increases the proportionate voting power of such securities beneficially owned by such Person to an actual or equivalent interest of 15% or more of the Voting Power of the Company; provided, however, that if a Person becomes the Beneficial Owner of securities constituting 15% or more of the Voting Power of the Company by reason of purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional voting securities of the Company without the Prior Written Approval of the Company, then such Person shall be deemed to be an Acquiring Person.

(b)                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(c)                 A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, any securities:

(i)                   which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof;

(ii)                 which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any plan, agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights or the Exchangeable Share Rights (as hereinafter defined)), warrants or options, or otherwise, including, without limitation, shares of Common Stock of the Company issuable upon the exchange of Exchangeable Shares, provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer (or a takeover bid under Canadian securities laws) made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)                which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company; or

(iv)               which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of shares of Common Stock deemed beneficially owned being the notional or other number of shares of Common Stock specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors of the Company in its sole discretion to be the number of shares of Common Stock to which the Derivative Interest relates.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d)                 “Board of Directors” shall mean the Board of Directors of the Company as constituted from time to time.

(e)                 “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f)                  “Close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(g)                 “Common Stock” shall mean the Common Stock, par value $0.10 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest Voting Power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary (as hereinafter defined) of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

(h)                 “Derivative Common Stock” shall mean shares of Common Stock that are deemed beneficially owned by a Person solely as a result of the application of clause (iv) of the definition of “Beneficial Owner” and “beneficial ownership” set forth herein.

(i)                   “Derivative Interest” shall mean (i) any derivative securities (as defined in Rule 16a-1 under the Exchange Act, excepting Rule 16a-1(c)(7)) and any other derivatives, agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Company or with a value derived or calculated in whole or in part from the value of any security of the Company and (ii) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) any other transactions that exist to hedge the economic effect of such interest.

(j)                  “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(k)                 “Exchangeable Share Rights” shall mean the right to purchase Exchangeable Shares as provided in the Exchangeco Rights Agreement.

(l)                   “Exchangeco Rights Agreement” shall mean the Rights Agreement, dated July 11, 2002 between Exchangeco and ComputerShare Trust Company of Canada, as rights agent, as amended from time to time.

(m)               “Exchangeco” shall have the meaning set forth in the Recitals to this Rights Agreement.

(n)                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)                 “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(p)                 “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(q)                 “Original Merger Agreement” shall have the meaning set forth in the Recitals to this Rights Agreement.

(r)                   “Permitted Offer” shall mean a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, before the earlier of (i) the launch of such tender or exchange offer, (ii) the filing of any document with the Securities and Exchange Commission in connection therewith or (iii) the time the Person making the offer or any Affiliate or Associate thereof becomes an Acquiring Person, by at least a majority of the Board of Directors who are not, and are not representatives, nominees, Affiliates or Associates of, an Acquiring Person or the Person making such offer, to be both (i) adequate from a financial perspective (taking into account all factors that the Board of Directors deems relevant, including without limitation, prices that could reasonably be achieved if the Company as a whole or its assets were sold on an orderly basis designed to realize maximum value) and (ii) in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made), taking into account all factors that the Board of Directors may deem relevant.

(s)                  “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(t)                  “Preferred Stock” shall mean the Series H Junior Participating Preferred Stock, par value $1.00 per share, of the Company.

(u)                 “Prior Written Approval of the Company” shall mean prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board of Directors then in office.

(v)                 “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(w)                “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(x)                 “Section 11(b) Event” shall have the meaning set forth in Section 11(b) hereof.

(y)                 “Section 13 Event” shall mean an event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(z)                 “Special Voting Stock” shall mean the share of special voting stock, $0.01 par value of the Company, held by ComputerShare Trust Company of Canada, as Trustee, pursuant to the Voting and Exchange Trust Agreement.

(aa)             “Stock Acquisition Date” shall mean the earlier of (i) the first date of public announcement by the Company or a Person that an Acquiring Person has become an Acquiring Person, or (ii) the date on which the Company first has notice, direct or indirect, or otherwise determines that a Person has become an Acquiring Person.

(bb)             “Subsidiary” shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary Voting Power, in the absence of contingencies, to elect a majority of the board of directors (or other persons performing similar functions) of such other Person are at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, except that “Subsidiary” when used with reference to the Company shall mean any Person of which either a majority of the Voting Power of the voting equity securities or a majority of the equity interests is owned, directly or indirectly, by the Company.

(cc)              “Voting and Exchange Trust Agreement” shall mean the Voting and Exchange Trust Agreement, dated as of July 11, 2002, among the Company, ComputerShare Trust Company of Canada, as Trustee, HEARx Acquisition ULC and Exchangeco, as amended from time to time.

(dd)             “Voting Power” shall mean the voting power of all securities of a Person then outstanding generally entitled to vote for the election of directors of the Person (or, where appropriate, for the election of persons performing similar functions); provided that Exchangeable Shares shall be deemed to have the voting power of the Common Stock of the Company issuable upon exchange of such Exchangeable Shares, as determined pursuant to the Special Voting Stock and the Voting and Exchange Trust Agreement.  For purposes of determining the number of shares of Common Stock of the Company outstanding at any time, such number shall be the sum of the shares of Common Stock of the Company plus the number of shares of Common Stock of the Company issuable upon exchange of the then outstanding Exchangeable Shares; provided that shares of Common Stock of the Company held by the Company or any Subsidiary of the Company and Shares of Common Stock of the Company issuable upon exchange of Exchangeable Shares held by the Company or any Subsidiary of the Company shall be deemed not to be outstanding.

Section 2.                      Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.

Section 3.                      Issue of Right Certificates.

(a)                 Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors but in no event later than the tenth Business Day after such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer (other than a Permitted Offer) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any successor rule) or after the date that a takeover bid by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement) is first made or delivered under Canadian securities laws, in either case, without the Prior Written Approval of the Company or pursuant to a Permitted Offer, which tender or exchange offer or takeover bid would result in any Person becoming the Beneficial Owner of securities, in the aggregate, equaling an actual or equivalent interest of 15% or more of the outstanding Voting Power (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (y) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates), or, for Common Stock held in book-entry accounts, through the direct registration service of the Company’s transfer agent by such book-entry accounts (together with a direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shares), and not by separate Right Certificates, as more fully set forth below, and (z) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below.  As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company shall prepare and execute, and the Rights Agent shall countersign and (i) send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (the “Right Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein or (ii) credit the book-entry account of such holder with such Rights and send a direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such Rights to such holder.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates or such book-entry credits.  In the event the Company elects to distribute any Rights by crediting book-entry accounts, the provisions of this Agreement that reference Right Certificates shall be interpreted to reflect that the Rights are credits to the book-entry accounts, that separate Rights Certificates are not issued with respect to some or all of the Rights, and that any legend required on a Rights Certificate may be placed on the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such Rights.  The absence of specific language regarding book-entry accounts and credits in any provision of this Rights Agreement shall not be interpreted to mean that the foregoing sentence is not applicable as appropriate to such provision.

(b)                 With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights.  With respect to Common Stock held in book-entry accounts outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be held in book-entry accounts and represented by the related transaction advice or such other notification as the Board of Directors in its discretion may determine and the registered holders of the Common Stock shall also be registered holders of the associated Rights.  Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock or book-entry accounts holding Common Stock outstanding in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or held in such book-entry account.

(c)                 Certificates for the Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall be deemed also to be certificates for Rights and shall have impressed, printed or written on, or otherwise affixed to them a legend substantially to the following effect:

“This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in a Rights Agreement between HearUSA, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC, as Rights Agent (the “Rights Agreement”), as it may from time to time be supplemented or amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates and no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.”

Each book-entry account for such Common Stock that shall so become outstanding or shall be transferred or exchanged after the Record Date but prior to the earlier of the Distribution Date or the redemption, expiration or termination of the Rights shall also be deemed to include the associated Rights, and the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shall bear a legend in substantially the following form:

“Each security covered by this advice entitles the holder hereof to certain rights as set forth in a Rights Agreement between HearUSA, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC (the “Rights Agreement”), as it may from time to time be supplemented or amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may expire or may be redeemed, exchanged or be evidenced by separate certificates, and no longer be evidenced by this direct registration transaction advice.  The Company will mail to the holder hereof a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.”

With respect to such certificates or direct registration transaction advices containing the foregoing legend, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights associated with the Common Stock represented by such certificates or held in such book-entry accounts shall be evidenced by such certificates or held in such book-entry accounts (together with the direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine with respect to such shares) alone, and the surrender for transfer of any of such certificates, whether by transfer of physical certificates or book-entry transfer, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

In the event that the Company purchases or acquires any Common Stock or Exchangeable Shares after the Record Date but prior to the Distribution Date, any Rights or Exchangeable Share Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights or Exchangeable Share Rights associated with shares of Common Stock or Exchangeable Shares which are no longer outstanding.

Notwithstanding this Section or otherwise, the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4.                      Form of Right Certificates.

(a)                 The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be in substantially the same form as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to customary usage.  Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share as set forth therein (the “Purchase Price”), but the number and identity of such shares and the Purchase Price shall be and remain subject to adjustment as provided in Sections 11, 13 and 22 hereof.

(b)                 Any Right Certificate issued pursuant hereto that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any Right Certificate issued pursuant to Section 6 hereof, Section 11 hereof or Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

“The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person.  Accordingly, this Right Certificate and the Rights represented hereby are void in the circumstances specified in Section 7(e) of the Rights Agreement.”

The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

Section 5.                      Countersignature and Registration.

(a)                 The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, President, Vice President — Finance and Chief Financial Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned manually or by facsimile signature by the Rights Agent or the registrar or co-registrar for the Common Stock (the “Registrar”) and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent or the Registrar and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent or the Registrar, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company.  Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)                 Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its stockholder services office or such other office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6.                      Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)                 Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date (as such term is defined in Section 7(a) hereof), any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the stockholder services office of the Rights Agent or such office designated for such purpose.  Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)                 Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.                      Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)                 The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the stockholder services office of the Rights Agent or such office designated for such purpose, together with payment of the Purchase Price for each one-one hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the close of business on the Expiration Date.  The “Expiration Date”, as used in this Rights Agreement, shall be the earliest of (i) the Final Expiration Date (as defined below), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof.  Provided that a Stock Acquisition Date has not occurred prior to such date, the “Final Expiration Date”, as used in this Rights Agreement, shall be November 16, 2019.

(b)                 The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $10, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)                 Upon receipt of a Right Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of the Rights pursuant hereto in accordance with Section 9 hereof by certified check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs such depositary agent to comply with all such requests, (ii) promptly after receipt of such certificates or depositary receipts cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iv) after receipt of any such cash, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, (v) when appropriate, requisition from the Company the amount of cash or securities issuable upon exercise of a Right pursuant to the adjustment provisions of Section 11 or the exchange provisions of Section 24, and (vi) after receipt of any such cash or securities, promptly deliver such cash or securities to or upon the order of the registered holder of such Right Certificate.

(d)                 In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)                 Notwithstanding anything in this Rights Agreement to the contrary, upon the first occurrence of a Section 11(b) Event or a Section 13 Event, any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of any Acquiring Person other than any such Person that became such pursuant to a Permitted Offer and the Board of Directors in good faith determines was not involved in and did not cause or facilitate, directly or indirectly, such Section 11(b) Event or Section 13 Event, (ii) a direct or indirect transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the

Board of Directors has determined to be part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f)                  Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.                      Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.                      Reservation and Availability of Shares of Preferred Stock.

(a)                 The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(b) Event or a Section 13 Event, shall so reserve and keep available a sufficient number of shares of Preferred Stock, Common Stock and/or other securities which may be required to permit the exercise in full of the Rights pursuant to this Rights Agreement, or otherwise take the actions specified by Section 11 hereof.

(b)                 The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

(c)                 The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of an event which would establish the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed one hundred and twenty (120) days after the date set forth in clause (i) of the first sentence of this Section, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent by providing the Rights Agent a copy of such announcement, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.  The Company will also take such action as may be appropriate under the “blue sky laws” of the various states.

(d)                 The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer or similar taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock and/or other securities upon the exercise of Rights.  The Company shall not, however, be required to pay any such tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Stock and/or other securities in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates or depositary receipts for shares of Preferred Stock and/or other securities upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.                  Preferred Stock Record Date.  Each person (other than the Company) in whose name any certificate for shares of Preferred Stock (or other securities) is issued (or in whose name a book-entry account for such securities is held) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or other securities) represented thereby on, and such certificate (or, in the case of securities held in book-entry form, the related direct transaction registration advice) shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered (or the transfer of the book-entry accounts effected) and payment of the Purchase Price (and any applicable transfer or similar taxes and charges) was made; provided, however, that if the date of such surrender (or transfer in book-entry form) and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate (or, in the case of securities held in book-entry form, the related direct registration transaction advice or such other notification as the Board of Directors in its discretion may determine) shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate (or book-entry account) shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.                  Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number and identity of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)                 In the event the Company shall at any time after the date of this Rights Agreement (i) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (ii) subdivide the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock, including Preferred Stock, issuable upon exercise of a Right, shall be proportionately adjusted so that the holder of any Right exercised after such time, upon payment of the aggregate consideration such holder would have had to pay to exercise such Right prior to such time, shall be entitled to receive the aggregate number and kind of shares of capital stock, including Preferred Stock, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(b)                 In the event any Person becomes an Acquiring Person (“Section 11(b) Event”), unless the event causing such Person to become an Acquiring Person is an acquisition of shares of Common Stock pursuant to a Permitted Offer (provided that this clause shall cease to apply if such Acquiring Person thereafter becomes the Beneficial Owner of any additional shares of Common Stock other than pursuant to such Permitted Offer), then proper provision shall be made so that each holder of a Right, subject to Section 7(e) and Section 24 hereof and except as provided below, shall, after the later of (i) the occurrence of such event and (ii) the effective date of an appropriate registration statement pursuant to Section 9 hereof, have a right to receive, upon exercise thereof. at the then current Purchase Price multiplied by the then number of one-one hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (y) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (z) 50% of the current market price per one share of Common Stock (determined pursuant to Section 11(f) hereof on the date of the occurrence of the Section 11(b) Event) (such number of shares being referred to as the “number of Adjustment Shares”).

(c)                 In the event that there shall not be sufficient Treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing Section 11(b), and the Rights become so exercisable, notwithstanding any other provision of this Rights Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price, multiplied by the then number of one-one hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement, a number of shares, or units of shares, of (y) Common Stock, and (z) preferred stock (or other equity securities) of the Company, including, but not limited to Preferred Stock, equal in the aggregate to the number of Adjustment Shares where the Board of Directors shall have in good faith deemed such shares or units, other than the shares of Common Stock, to have at least the same value and voting rights as the Common Stock (a “common stock equivalent”); provided, however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or common stock equivalents, then the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date thereof to which it is a party, shall make provision to pay an amount in cash or other consideration equal to twice the Purchase Price (as adjusted pursuant to this Section 11), in lieu of issuing shares of Common Stock and/or common stock equivalents.  To the extent that the Company determines that some action needs to be taken pursuant to this Section 11(c), the Board of Directors by action of at least a majority of its members then in office may suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the Section 11(b) Event shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to this Section 11(c) and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights, which such allocation may be, but is not required to be, pro-rata.

(d)                 If the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 90 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock, at a price per share of Preferred Stock or per share of equivalent preferred stock or having a conversion or exercise price per share, as the case may be, less than the current market price per share of Preferred Stock (as defined in Section 11(f) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(e)                 If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(d) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price for one share of Preferred Stock (as defined in Section 11(f) hereof) on such record date less the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current market price for one share of Preferred Stock.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(f)                  (i)            For the purpose of any computation hereunder, the “current market price” of any security (a “Security” for purposes of this Section 11(f)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of such Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, as reported by any market maintained by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), or if the Security is not listed or admitted to trading on any national securities exchange or included in a Nasdaq market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by a majority of the Board of Directors.  If on any such date no market maker is making a market in the Security, the fair value of such Security on such date as determined in good faith by a majority of the Board of Directors shall be used.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange a day on which the relevant Nasdaq market is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange or included in a Nasdaq market, a Business Day.  If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current market price” shall mean the fair value as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent.

(ii)                 For the purpose of any computation hereunder, the “current market price” per share (or one one-hundredth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(f) (other than the last sentence thereof).  If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(f), the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Agreement) multiplied by the current market price per share of the Common Stock and the “current market price” per one one-hundredth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted).  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current market price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent.

(g)                 No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be.  Notwithstanding the first sentence of this Section 11(g), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(h)            In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or (b) hereof, the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (e) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

(i)                   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment of the Purchase Price.

(j)                  Unless the Company shall have exercised its election as provided in Section 11(k) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(d) and (e) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (A) the number of one one-hundredths of a share of Preferred Stock covered by a Right immediately prior to the adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(k)                 The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(k), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(l)                   Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(m)               Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other securities and below one one-hundredth of the then par value, if any, of the Preferred Stock, issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.  If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

(n)                 In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(o)                 Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the then current market price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

(p)                 In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (y) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (z) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(q)                 The Company covenants and agrees that it shall not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 hereof or exchanged pursuant to Section 24 hereof, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(r)                  The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Sections 23 and 24 hereof, take any action the purpose or effect of which is to diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.                  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) include a brief summary thereof in a mailing to each holder of a Right Certificate in accordance with Section 26 hereof, or prior to the Distribution Date, disclose a brief summary in a filing under the Exchange Act.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments therein contained.

Section 13.                  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)                 In the event that, directly or indirectly, at any time after a Person has become an Acquiring Person, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (z) the Company shall sell, or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than to the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right, subject to Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the then number of one-one hundredths of a share of Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence) in accordance with the terms of this Rights Agreement, in lieu of Preferred Stock, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable (or if a Section 11(b) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(b) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (B) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(f) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such

Principal Party, it being specifically intended that the provisions of Section 11 hereof, except for the provisions of 11(b), shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 13(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

(b)                 “Principal Party” shall mean:

(i)                   in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person, including the Company, that is the other party to the merger or consolidation; and

(ii)                 in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any case described in clause (i) or (ii) in this Section 13(b), (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, “Principal Party” shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value, and (z) in case such Person is, or is owned directly or indirectly by, a partnership or joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “Subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)                 The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of shares of its authorized Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, that all rights of first refusal or preemptive rights in respect of the issuance of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any plan, arrangement, agreement or transaction which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Rights Agreement, and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)                   prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)                 use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the “blue sky laws” of such jurisdictions as may be necessary or appropriate; and

(iii)                will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(b) Event, the Rights which have not theretofore been exercised shall thereafter also become exercisable in the manner described in Section 13(a) hereof.

(d)                 Notwithstanding anything in this Rights Agreement to the contrary, Section 13 shall not be applicable to a transaction described in Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.                  Fractional Rights and Fractional Shares.

(a)                 The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, as reported by any Nasdaq market or, if the Rights are not listed or admitted to trading on any national securities exchange or included in a Nasdaq market, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Board of Directors.  If on any such date no such market maker is making a market in the Rights, the current market value of the Rights on such date shall be the fair value of the Rights on such date as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent.

(b)                 The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredths of a share of Preferred Stock.  For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(f)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)                 Following the occurrence of one of the transactions or events specified in Section 11 hereof giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities.  In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities.  For purposes of this Section 14(c), the current market value shall be determined in the manner set forth in Section 11(f) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one one-hundredth of a share of Preferred Stock.

(d)                 Except as otherwise expressly provided in this Section 14, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional share upon exercise of Rights.

Section 15.                  Rights of Action.  All rights of action in respect of this Rights Agreement, except for rights of action given to the Rights Agent under Section 18 or Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action to enforce the provisions of this Rights Agreement.

Section 16.                  Agreement of Right Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)                 prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b)                 after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the stockholder services office of the Rights Agent or such office designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(c)                 the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock Certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.                  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.                  Concerning the Rights Agent.

(a)                 The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability.

(b)                 The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Preferred Stock, Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.                  Merger or Consolidation or Change of Name of Rights Agent.

(a)                 Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust powers or business or the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)                 In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.                  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)                 The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)                 Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board and Chief Executive Officer, President, Vice President — Finance and Chief Financial Officer or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c)                 The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)                 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)                 The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice to the Rights Agent of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)                  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)                 The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board and Chief Executive Officer, President, Vice President - Finance and Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)                 The Rights Agent and any stockholder, director, officer, employee, agent or representative of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)                   The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

(j)                  No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)                 If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1, clause 2 and/or, in the case of the certificate attached to the form of election to purchase, clause 3 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21.                  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail or, prior to the Distribution Date, through any filing made by the Company pursuant to the Exchange Act.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or other entity organized and doing business under the laws of the United States or of any state, in good standing, having an office in the States of New York or Florida, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000, or (b) an affiliate of a corporation or other entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates or, prior to the Distribution Date, through any filing made by the Company pursuant to the Exchange Act.  Failure to give any notice provided for this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                  Issuance of New Right Certificates.

(a)                 Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors then in office to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

(b)                 In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificates would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.                  Redemption and Termination.

(a)                 A majority of the Board of Directors then in office may, at its option, at any time prior to the earlier of (i) the close of business on the Stock Acquisition Date or (ii) the close of business on the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(b) Event until such time as the Company’s right of redemption hereunder has expired.  The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b)                 Immediately upon the action of a majority of the Board of Directors then in office electing to redeem the Rights, evidence of which shall be promptly filed with the Rights Agent, or, when appropriate, immediately upon the time or satisfaction of such conditions as the Board of Directors may have established, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public disclosure of any such redemption; provided, however, that the failure to give, or any defect in, any such disclosure shall not affect the validity of such redemption.  Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)                 Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, Section 24 hereof and other than in connection with the purchase of Common Stock prior to the Distribution Date.

Section 24.                  Exchange.

(a)                 The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect adjustments in the number of Rights pursuant to Section 11 of this Rights Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or compensation arrangement of the Company or any such Subsidiary, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Power of the Company.

(b)                 Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company promptly shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)                 In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(d) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

(d)                 In the event that there shall not be sufficient shares of Common Stock or Preferred Stock (or equivalent preferred stock) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock (or equivalent preferred stock) for issuance upon exchange of the Rights.

(e)                 The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(f)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)                Upon or prior to effecting an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board of Directors of the Company may direct the Company to enter into a trust agreement in such form and with such terms as the Board of Directors of the Company shall approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock, fractional Preferred Stock or other securities, if any, subject to exchange in accordance with this Section to (x) all holders of outstanding and exercisable Rights subject to exchange in accordance with Section 24(a), which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof, or (y) some portion of such holders (which may consist of holders who have not taken proper steps to certify or otherwise demonstrate to the satisfaction of the Company that the Rights held by them have not become void pursuant to the provisions of Section 7(e) hereof), and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.  Prior to effecting an exchange and registering shares of the Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners and their Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company or the Rights Agent shall reasonably request in order to determine if such Rights are void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be void pursuant to Section 7(e) and not transferable or exercisable or exchangeable in connection herewith.

Section 25.                  Notice of Proposed Actions.

(a)                 In case the Company shall propose at any time after the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of the Preferred Stock or to make any other distribution to the holders of the Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the

Company), (b) to offer to the holders of the Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any other class or any other securities, rights or options, (c) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sales or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed.  Such notice shall be so given in the case of any action covered by clauses (a) or (b) above at least ten days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier.  The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)                 In case a Section 11(b) Event shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(b) hereof.

Section 26.                  Notices.  Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

HearUSA, Inc
1250 Northpoint Parkway
West Palm Beach, Florida 33407
Attention:  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer and Trust Company, LLC
59 Maiden Lane, Plaza Level

New York, New York 10038

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                  Supplements and Amendments.  The Company may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (including without limitation to extend the Final Expiration Date), (d) increase or decrease the Purchase Price, or (e) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; provided further that this Rights

Agreement may not be supplemented or amended to lengthen pursuant to clause (c) of this sentence, (A) the time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights; provided further that the Company shall have the right to make unilaterally any changes necessary to facilitate the appointment of a successor Rights Agent, which such changes shall be set forth in a writing by the Company or by the Company and such successor Rights Agent.  Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Rights Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the Voting Power of the Company then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, and any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement together with all Affiliates and Associates of such Person and (ii) 10%.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding the foregoing, upon the effectiveness of the amendment to the Restated Certificate of Incorporation of the Company in connection with the Permitted Merger Events, this Agreement shall automatically, without any further action required on the part of the Company or the Rights Agent, be deemed to be amended to reflect the change in the name of the Company contained in such amendment to the Company’s Restated Certificate of Incorporation.

Section 28.                  Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                  Determinations and Actions by the Board of Directors.  For purposes of this Rights Agreement, any calculation of the number of shares of Common Stock or Derivative Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock or Derivative Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.  The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights.

Section 30.                  Independent Director Evaluation.  A committee of the Company’s Board of Directors shall be established to periodically review this Rights Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the best interests of the Company and its stockholders. Such committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least every three years following the date hereof. Following each such review, such committee will report its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Rights Agreement should be modified or the Rights should be redeemed.  Such committee shall be comprised only of members of the Board of Directors (i) who are not officers, employees or Affiliates of the Company and (iii) who are neither an Acquiring Person or a Person on whose behalf a tender offer or exchange offer for Common Stock is being made nor an Affiliate, Associate, nominee or representative of an Acquiring Person or a Person on whose behalf a tender offer or exchange for Common Stock is being made. Such committee shall be authorized to set its own agenda and to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist the committee in carrying out its foregoing responsibilities under this Rights Agreement.

Section 31.                  Benefits of This Rights Agreement.  Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 32.                  Severability.  If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.  It is the intent of the parties hereto to enforce the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement to the maximum extent permitted by law.

Section 33.                  Governing Law.  This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34.                  Counterparts.  This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35.                  Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:		HEARUSA, INC.

By	/s/ Lenore E. Meehan	By	/s/ Stephen J. Hansbrough

Name:	Lenore E. Meehan	Name:	Stephen J. Hansbrough

Title:	Executive Assistant	Title:	Chairman of the Board

Attest:		American Stock Transfer and Trust Company, LLC

By	/s/ Susan Silber	By	/s/ Herbert J. Lemmer

Name:	Susan Silber	Name:	Herbert J. Lemmer

Title:	Assistant Secretary	Title:	Vice President

Exhibit A

AMENDMENT
TO
CERTIFICATE OF DESIGNATION
OF
SERIES H JUNIOR PARTICIPATING PREFERRED STOCK
OF
HearUSA, Inc.

Pursuant to Section 151(g) of the General Corporation Law
of the State of Delaware

I, Stephen J. Hansbrough, Chairman and Chief Executive Officer of HearUSA, Inc., a corporation organized and existing under the General Corporation Law of the state of Delaware (the “DGCL”), in accordance with the provisions of Section 151(g) thereof, DO HEREBY CERTIFY:

A.            That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, the said Board of Directors on December 14, 1999, adopted a resolution creating a series of Two Hundred Thousand (200,000) shares of Preferred Stock designated as Series H Junior Participating Preferred Stock (the “Series H Preferred Stock”); and

B.            That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, and Section 151(g) of the DGCL, the said Board of Directors on July 2, 2002, adopted a resolution increasing the number of shares of Series H Preferred Stock to 500,000; and

C.            That the rights, privileges, preferences and restrictions of the Series H Preferred Stock were set forth in the Certificate of Designation of Series H Junior Participating Preferred Stock filed on December 22, 1999, as amended on July 2, 2002, in the office of the Secretary of State of the State of Delaware (the “Certificate of Designation”); and

D.            That no shares of the Series H Preferred Stock have been issued; and

E.            That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company, and Section 151(g) of the DGCL, the said Board of Directors on October 26, 2009, adopted the following resolution increasing the number of shares of Series H Preferred Stock.

RESOLVED, that the number of shares constituting the Series H Junior Participating Preferred Stock, par value $1.00 per share, shall be increased to 750,000.

F.             That except as otherwise amended hereby, the terms of the Certificate of Designation remain in full force and effect.

G.            That the effective date of this Amendment shall be November 16, 2009.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____ day of _______________, 2009.

                                                                                                                By: _______________________________

                                                                                                                Name: Stephen J. Hansbrough

                                                                                                                Title: Chairman and CEO

Attest

By: ______________________________

Exhibit B

[Form of Right Certificate]

Certificate No. R-___________                                      ____ Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE.  AT THE OPTION OF THE COMPANY, THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT OR EXCHANGE FOR COMMON
STOCK, UNDER THE CIRCUMSTANCES AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN
ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS
REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON.  THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY ARE NULL AND VOID
IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

*              The portion of the legend in brackets shall be inserted only if applicable.

Right Certificate

HEARUSA, INC.

This certifies that                      , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 14, 1999, and amended and restated as of July 11, 2002 and as of November 16, 2009 (as amended from time to time the “Rights Agreement”) between HEARUSA, INC., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. New York, New York time on the Expiration Date, as that term is defined in the Rights Agreement, at the stockholder services office (or such office designated for such purpose) of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series H Junior Participating Preferred Stock, par value $1.00 per share (“Preferred Stock”), of the Company, at a purchase price of $_______ per one one-hundredth of a share (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of _________, ____based on the shares of Preferred Stock of the Company as constituted at such date.

The Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events as provided in the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the stockholder services office (or such office designated for such purpose) of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right on or prior to the Stock Acquisition Date (as defined in the Rights Agreement).  In addition, subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be exchanged by the Company at its option for one share of Common Stock following the Stock Acquisition Date and prior to the time an Acquiring Person, as that term is defined in the Rights Agreement, owns 50% or more of the Voting Power, as that term is defined in the Rights Agreement, of the Company.

No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts).  In lieu of fractions of a share, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _________, ___.

Attest:                                                                                                            HEARUSA, INC.

By______________________                                                               By_____________________

Name:___________________                                                               Name:__________________

Title:____________________                                                                Title:___________________

Countersigned:

American Stock Transfer and Trust Company, LLC

By:______________________________
Authorized signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED______________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________

______________________________
Signature (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:__________________                                                                  ______________________________
Signature

(Signature must conform in all respects to
name of holder as specified on the face of
this Right Certificate)

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To HearUSA, Inc.:

The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:____________________
                          Address:__________________
                                         __________________

Social security
                          or taxpayer identification
                          number:__________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Name:____________________
                          Address:__________________
                                         __________________

Social security
                          or taxpayer identification
                          number:__________________

Dated:__________________

______________________________
Signature

(Signature must conform in all respects to
name of holder as specified on the face of
this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(3)           after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:____________________

______________________________
Signature

(Signature must conform in all respects to
name of holder as specified on the face of
this Right Certificate)

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the form of Assignment or the form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored as described in Section 7(e) of the Rights Agreement.